ALLIANCEBERNSTEIN VARIABLE PRODUCTS SERIES FUND, INC.

                             ARTICLES SUPPLEMENTARY

      AllianceBernstein Variable Products Series Fund, Inc., a Maryland corporation having its principal office in Maryland in the City of Baltimore (hereinafter called the "Corporation"), certifies that:

      FIRST: The Board of Directors of the Corporation hereby increases the aggregate number of shares of capital stock that the Corporation has authority to issue by 1,000,000,000 shares and classifies such additional shares as follows:

Designation                                                Number of Shares
-----------                                                ----------------

AllianceBernstein Dynamic Asset Allocation Portfolio
         Class A Common Stock                                 500,000,000
AllianceBernstein Dynamic Asset Allocation Portfolio
         Class B Common Stock                                 500,000,000

The portfolios of the Corporation are referred to herein as a "Portfolios".

      SECOND: The shares of the Class A Common Stock and the Class B Common Stock of the Portfolios of the Corporation as so classified by the Corporation's Board of Directors shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption set forth in the Corporation's Charter with respect to the Portfolios (other than those provisions of the Charter which by their terms are applicable solely to one or more other classes of the Corporation's Common Stock) and shall be subject to all provisions of the Charter relating to stock of the Corporation generally, and those set forth as follows:

            (1) The assets attributable to the Class A Common Stock and the Class B Common Stock of the Portfolios shall be invested in the same investment portfolio of the Corporation.

            (2) The dividends and distributions of investment income and capital gains with respect to the Class A Common Stock and the Class B Common Stock of the Portfolios shall be in such amount, which may vary between the classes, as may be declared from time to time by the Board of Directors of the Corporation, and such dividends and distributions may vary from dividends and distributions of investment income and capital gains with respect to each of the other classes of the Portfolios to reflect differing allocations of the expenses of the Corporation among the holders of the classes of the Portfolios and any resultant differences among the net asset values per share of the classes, to such extent and for such purposes as the Board of Directors of the Corporation may deem appropriate. The allocation of investment income, realized and unrealized capital gains and losses, expenses and liabilities of the Corporation and amounts distributable in the event of dissolution of the Corporation or liquidation of the Corporation or of the Portfolios among the various classes of the Portfolios shall be determined by the Board of Directors of the Corporation in a manner that is consistent with the Investment Company Act of 1940, the rules and regulations thereunder, and the interpretations thereof, in each case as from time to time amended, modified or superseded. The determination of the Board of Directors shall be conclusive as to the allocation of investment income and realized and unrealized capital gains and losses, expenses and liabilities (including accrued expenses and reserves) and assets to a particular class or classes.

            (3) Except as may otherwise be required by law pursuant to any applicable order, rule or interpretation issued by the Securities and Exchange Commission, or otherwise, the holders of the Class A Common Stock and the Class B Common Stock of the Portfolios shall have (i) exclusive voting rights with respect to any matter submitted to a vote of stockholders that affects only holders of the applicable class of the Portfolios and (ii) no voting rights with respect to any other matter submitted to a vote of stockholders which does not affect holders of the applicable class of the Portfolios.

      THIRD: A. Immediately before the increase in authorized capital stock provided for herein, the total number of shares of stock which the Corporation had authority to issue was 27,000,000,000 shares, of which 13,000,000,000 shares are unclassified shares of stock of the Corporation and 14,000,000,000 shares are shares of stock of all classes, the par value of each class of stock being $.001 per share, with an aggregate par value of $14,000,000, classified as follows:


                                            Class A               Class B
Name of Portfolio                          Common Stock         Common Stock
-----------------                          ------------         ------------

AllianceBernstein Money
         Market Portfolio                  1,000,000,000         1,000,000,000

AllianceBernstein Intermediate
         Bond Portfolio                      500,000,000           500,000,000

AllianceBernstein Large Cap
         Growth Portfolio                    500,000,000           500,000,000

AllianceBernstein Growth and
         Income Portfolio                    500,000,000           500,000,000

AllianceBernstein
         Growth Portfolio                    500,000,000           500,000,000

AllianceBernstein International
         Growth Portfolio                    500,000,000           500,000,000

AllianceBernstein Global Thematic
         Growth Portfolio                    500,000,000           500,000,000

AllianceBernstein Small Cap
         Growth Portfolio                    500,000,000           500,000,000

AllianceBernstein Real Estate
         Investment Portfolio                500,000,000           500,000,000

AllianceBernstein International
         Value Portfolio                     500,000,000           500,000,000

AllianceBernstein Small/Mid
         Cap Value Portfolio                 500,000,000           500,000,000

AllianceBernstein Value
         Portfolio                           500,000,000           500,000,000

AllianceBernstein Balanced Wealth
         Strategy Portfolio                  500,000,000           500,000,000

      B. Immediately after the increase in authorized capital stock provided for herein, the total number of shares of stock which the Corporation has authority to issue is 28,000,000,000 shares, of which 13,000,000,000 shares are unclassified shares of stock of the Corporation and 15,000,000,000 shares are shares of stock of all classes, the par value of each class of stock being $.001 per share, with an aggregate par value of $15,000,000, classified as follows:



                                             Class A              Class B
Name of Portfolio                          Common Stock        Common Stock
-----------------                          ------------        ------------

AllianceBernstein Money
         Market Portfolio                  1,000,000,000        1,000,000,000

AllianceBernstein Intermediate
         Bond Portfolio                      500,000,000          500,000,000

AllianceBernstein Large Cap
         Growth Portfolio                    500,000,000          500,000,000

AllianceBernstein Growth and
         Income Portfolio                    500,000,000          500,000,000

AllianceBernstein
         Growth Portfolio                    500,000,000          500,000,000

AllianceBernstein International
         Growth Portfolio                    500,000,000          500,000,000

AllianceBernstein Global Thematic
         Growth Portfolio                    500,000,000          500,000,000

AllianceBernstein Small Cap
         Growth Portfolio                    500,000,000          500,000,000

AllianceBernstein Real Estate
         Investment Portfolio                500,000,000          500,000,000

AllianceBernstein International
         Value Portfolio                     500,000,000          500,000,000

AllianceBernstein Small/Mid
         Cap Value Portfolio                 500,000,000          500,000,000

AllianceBernstein Value
         Portfolio                           500,000,000          500,000,000

AllianceBernstein Balanced Wealth
         Strategy Portfolio                  500,000,000          500,000,000

AllianceBernstein Dynamic Asset
         Allocation Portfolio                500,000,000          500,000,000

      FOURTH: The Corporation is registered as an open-end company under the Investment Company Act of 1940.

      FIFTH: The total number of shares that the Corporation has authority to issue has been increased by the Board of Directors of the Corporation in accordance with Section 2-105(c) of the Maryland General Corporation Law.

      SIXTH: The shares aforesaid have been duly classified by the Corporation's Board of Directors pursuant to authority and power contained in the Corporation's Articles of Incorporation.

      IN WITNESS WHEREOF, AllianceBernstein Variable Products Series Fund, Inc. has caused these Articles Supplementary to be executed by the President of the Corporation and witnessed by its Secretary as of the 16th day of March, 2011. The President of the Corporation who signed these Articles Supplementary acknowledges them to be the act of the Corporation and states under the penalties of perjury that, to the best of his knowledge, information and belief, the matters and facts set forth herein relating to authorization and approval hereof are true in all material respects.


                                          ALLIANCEBERNSTEIN VARIABLE PRODUCTS
                                          SERIES FUND, INC.


                                          By: /s/ Robert M. Keith
                                              --------------------
                                                  Robert M. Keith
                                                  President


WITNESS:


/s/ Stephen J. Laffey
------------------------
    Stephen J. Laffey
    Assistant Secretary



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